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                                                                    EXHIBIT 4.16




                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                       to

                               GUARANTEE AGREEMENT

                                     between

                         AMERICAN MUTUAL HOLDING COMPANY

                                       and

                           AMERUS LIFE HOLDINGS, INC.












                            Dated September 20, 2000





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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), dated as of September 20, 2000, is entered into by and between AMERICAN MUTUAL HOLDING COMPANY, an Iowa mutual insurance holding company ("AMHC") and AMERUS LIFE HOLDINGS, INC., an Iowa insurance holding company ("AmerUs").

                                   WITNESSETH:

     WHEREAS, AmerUs and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of Delaware, as trustee (the "Property Trustee" or "Guarantee Trustee"), entered into a Trust Agreement, dated as of October 4, 1996 (the "Original Trust Agreement"), to establish a business trust pursuant to the Delaware Business Trust Act;

     WHEREAS, AmerUs, the Property Trustee, the Administrative Trustees named therein, and several Holders as defined therein entered into an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of February 3, 1997, to provide for, among other provisions, the issuance and sale of the Capital Securities by the Trust;

     WHEREAS, AmerUs and the Guarantee Trustee, for the benefit of the Holders from time to time of the Capital Securities, executed and delivered a Guarantee Agreement, dated as of February 3, 1997 (the "Guarantee Agreement"), whereby AmerUs irrevocably and unconditionally agreed, to the extent set forth in the Guarantee Agreement, to pay to the Holders the Guarantee Payments and to make certain other payments on the terms and conditions set forth in the Guarantee Agreement;

     WHEREAS, AMHC has executed a Plan of Conversion, dated as of December 17, 1999, pursuant to which AMHC will convert from a mutual insurance holding company into a stock holding company;

     WHEREAS, AMHC and AmerUs have entered into an Agreement and Plan of Merger, dated December 17, 1999, pursuant to which AmerUs will merge with and into AMHC, with AMHC as the surviving company (the "Merger");

     WHEREAS, AMHC desires to assume AmerUs' obligations under the Guarantee Agreement;

     WHEREAS, this Agreement is being executed pursuant to Section 8.01 of the Guarantee Agreement;

     WHEREAS, as required by Section 8.01 of the Guarantee Agreement, the Merger is permitted under Article Eight of the Indenture;


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     NOW, THEREFORE, the parties agree as follows:

SECTION 1. Assignment. Upon the execution of this Agreement by the parties hereto, AmerUs does hereby assign and transfer all of its obligations under the Guarantee Agreement to AMHC, as its successor.

SECTION 2. Assumption. Upon the execution of this Agreement by the parties hereto, AMHC does hereby absolutely and irrevocably accept the foregoing assignment and hereby assumes to be solely responsible for and to perform, as successor, AmerUs' obligations under the Guarantee Agreement.

SECTION 3. Definitions. For all purposes of this Agreement, except as otherwise herein expressly provided, the definitions, terms and expressions used herein shall have the same meanings as corresponding definitions, terms and expressions used in the Guarantee Agreement.

SECTION 4. Effectiveness. This Agreement shall become effective as of the Effective Time (as defined in the Agreement and Plan of Merger referred to above) of the Merger.

SECTION 5. Binding Effect; Assigns. This Agreement shall be binding upon, and shall enure to the benefit of, the parties thereto and their respective successors and assigns.

SECTION 6. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement.

SECTION 7. Governing Law. This Agreement will be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth above.


                                            AMERICAN MUTUAL HOLDING COMPANY


                                            By: /s/ Roger K. Brooks
                                                -------------------------------
                                                Name:  Roger K. Brooks
                                                Title: Chairman, President and
                                                       Chief Executive Officer



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                                            AMERUS LIFE HOLDINGS, INC.


                                            By: /s/ Roger K. Brooks
                                                -------------------------------
                                                Name:  Roger K. Brooks
                                                Title: Chairman, President and
                                                       Chief Executive Officer